Exhibit 10.14

2009 Yishui Di 0030#

CONTRACT OF MORTGAGE
OF
A MAXIMUM AMOUNT

NOTE: The contract is made based on equality and free will under a consultation pursuant to relevant Laws; any Articles of the contract shall be a true representation of both parties' Position. To protect the legal equity of Guarantor, the Creditor friendly reminds Guarantor to pay more attention to the text written in bold.

MORTGAGEE:	INDUSTRIAL & COMMERCIAL BANK OF
CHINA CO., LTD YISHUI BRANCH hereinafter
referred as "Party A"

Principal:                               WANG QINGLIN
Business Add:          ZHENGYANG RD. YISHUI COUNTY
Tel & Fax:                                      2251413

MORTGAGOR:	SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD hereinafter referred "Party B"

Corporate representative:                ZHANG SHANJIU

Business Add/Living Add: YONGFU VILLAGE YISHUI COUNTY

Tel & Fax:                                      0539-2553919

To ensure the creditor's rights of Party A to be realized, Party B hereby provides the mortgage guarantee (counter-guarantee) to Party A with its free will. To confirm each party's rights and obligations, pursuant to the Contract Law, Guarantee Law, Property Law and other relevant laws and regulations of PRC, both parties reach a contract through equal consultations.

Article 1: Guaranteed Main Creditor's Rights

1.1
The Main creditor's rights guaranteed by Party B means all the creditor's right that Party B obtained through following contracts or agreements signed between Party A and Party B Shandong Longkong Travel Development Co., Ltd ("the Debtor") during the period from 30-7-2009 to 29-7-2012 (including starting day and ending day) in the maximum balance of RMB Two Million Yuan : Loan contract, bank acceptance agreement, contract of Opening L/C, issued guarantee agreement and other financial document (hereinafter referred as "Main Contract"), whether the right is due or not at the expiration of above Period, whether the right is created prior to the mortgage right of a maximum amount is set.

1.2
The maximum balance above mentioned means the total balance of different currency debts exchanged to RENMINBI pursuant to the middle foreign exchange rate issued by Party A, which starting calculation from the date when party B starting to carry out the guarantee obligation is set.

Article 2: Scope of Mortgage Guarantee

The scope of mortgage guarantee in a maximum amount provide by Party B contains of: principal claim, interests, default interest, compound interest, compound interest,damages,the cost of realizing mortgage (including but not limited to legal fees ,legal costs ,appraisal fee and so on),but ,the cost of realizing mortgage should deduct from the cash that get from the sales of the collateral first. Not included in the maximum balance described in Item 1.1.

Article 3: Pledge

3.1 The Pledge refers the Pledge List, it shall be attached to the contract with the same legal effect.

3.2 The Power of mortgage right of Party A is imposed on extend to the things, rights, tailpiece, apposition, natural and legal fruits, substitution object attached to mortgage and insurance money, compensation and compensatory payment caused by damage, losses, collected of mortgage.

3.3 If debtor fails to fulfill the due debts, or the events stipulated in this contract as to realize the right of mortgage happened, which causes the pledge is detained according to law by people's Court, Party A has the right to collect natural and legal fruits detached to Pledge from the day Pledge is detained, the fruits should offset the cost caused by collect fruits in advance.

3.4 Conventions about the value of Pledge agreed on in Pledge list shall not be used as the basis of valuation that Party A deal with the Pledge and shall not cause any limitation to Party A to realize the mortgage right.

3.5 The title certificate and relevant documents of Pledge shall be kept by Party A as it is confirmed by both parties, with an exception stipulated by laws, regulations and other rules.

3.6 During the period of existence of the right of mortgage, Party B shall maintain Pledge in good condition and shall not take irrational methods to use Pledge so as to make impairment of value of mortgage. Party B has the right to inspect service and administrative situation of Pledge any time.

3.7 Damage, loses, or collected of Pledge happened, Party B should inform Party A immediately, and present evidence issued by related competent and relevant authorities that Pledge is damaged, lost, or collected.

3.8 Damage, loses, or collected of Pledge happens, the insurance money, compensation and compensatory payment Party B got should be used of early extinguishment of debt under master contract of debtor, or deposit appointed account after Party A agree to use it to regain the value of Pledge, so as to guarantee the execution of debt under main contract.

3.9 It should be stopped immediately if Party B's behavior may reduce the value of Pledge; once the value of mortgage was reduced, Party B has an obligation to restore the value of Pledge or provide another guarantee equaled to the reduced value.

Article 4. Mortgage Registration

Both parties should go to the relevant authorities' offices to handle Mortgage registrationwithin 10 days after they sign this contract. If there are changes in mortgage registration which are required by law, both parties shall register the changes in time.

Article 5. Insurance

5.1 Party B shall complete the insurance procedures of Pledge according to the requirements of Party A with in 15 days after signing the contract. If insurance agent can not deal with mortgaged property insurance by once, Party B shall handle renewal procedures in time in order to ensure that properties of collaterals are uninterrupted within the valid dates.

5.2 Insurance policies should indicate that when the accidents occur, Party A has the priority to claim to be the beneficiary (the first beneficiary) and the insurer shall pay insurance directly to Party A. Besides, there shall be no restricted terms to Party A's interests in the insurance policies.

5.3 Party B shall not interrupt or cancel the insurance for any reason within the valid dates of this contract. If interruption of insurance happens, Party A is entitled to represent Party B to handle the insurance procedures of which all the expense is secured Party B.

5.4 Within the valid dates of this contract, if the accidental events on Pledge which are insured occur, the insurance should be dealt under the Item 3.8. of the contract

6. Confirming of Main Creditor's Right

Any such following event occurs, the creditor's rights of a maximum amount shall be confirmed:

A. the duration described under Item 1.1 expires;

B. the new creditor's rights would not be produced;

C. Mortgaged assets or property is sealed up, seized.

D. the debtor or the party B is declared bankruptcy or rescinded;

E. in other events creditor's rights shall be confirmed pursuant to the laws and regulations

Article 7: Floating Mortgage

7.1 The existing and future producing equipments, raw materials, semi-finished products and products of Party B which are treated as mortgaged collaterals will be called in , when one of the following events occurs.

A. at expiration of this contract, the rights of creditor Party A is not  achieved;

B. Party B is declared bankrupt or revoked;

C. the events occurs as described in Item 8.1, Party A may achieve his mortgage right;

D. other cases which affect the realization of Party A's creditor's rights seriously.

7.2 The promise which is made by Party B to offer the maximum amount mortgage based on the above-mentioned property to Party A also applies to the other agreements of this contract otherwise, in addition to this agreement.

Article 8: Realizing the Mortgage Right

8.1 In any such following event, Party A has the right to claim the mortgage right:

    A. The debt claim right of Party A expires (including declared expired), the Debtor fails to repay the debt.

    B. Such events describing in Item 3.9 occurs, Party B fails to restore the pledge value or, to provide the equal valued pledge same to the depreciation lose.

    C. Party B or the debtor incurs: be applied for a bankruptcy, dismissing, liquidation, suspending to reform, business license withdrawn or cancellation.

    D: Party B disobeys the rules of fair trade and disposes the pledge which under a floating mortgage of removable assets.

    E: In other events that Party B may realize the debt claims right.

8.2 To realize the mortgage right, Party A may, dispose the pledge by auction through consultations with Party B, get paid by the money from the disposal; or discount the pledge to cover the Debtor's debt. If both parties fails to reach a agreement to above disposal, Party A may request a Court to sell the Pledge or sell it by auctions.

8.3 The currency got from the disposal of pledge is different from the currency described under the contract, it shall be exchanged at a applicable foreign exchange rate issued by Party A and be paid for realizing the debt claims right.

Article 9: Party B's Representations and warranties

The Party B provides such following representations and warranties to Party A:

9.1 Party B is the owner of the pledge under the contract, and has a legal right to managing the pledge; Party B has the complete power of appointment to the pledge; no any conflict of ownership, access right, management right to the Pledge. The necessary approval or permit related to the Mortgage guarantee that provided to party A has been obtained pursuant to the procedure and authorized power stipulated in the Articles of association of the company.

9.2 Party B is a public company or controlled by a public company, it shall commit to provide the disclosure related to the information of carrying out the Guarantee pursuant to Security Act, or Security Exchange Act, or other laws, regulations and rules.

9.3 Party B provides the Mortgage Guarantee for Debtor with a free-will; the representation of the position shall be true.

9.4 The pledge is free to be mortgaged, no any limitation on it.

9.5 If any flaw on the Pledge, the complete, reasonable explanation shall be provided.

9.6 The pledge is seized, sealed up or under monitoring.

9.7 The pledge has been partly/totally leased out, the fact of mortgage guarantee shall be informed to leaser, and the status of leasing shall be informed to Party A in writing.

9.8 The pledge is not under another guarantee contract provided to other debtor, or it is, the detail of above guarantee has been informed Party A in writing.

9.9 The pledge is not co-owned property; if co-owned, the mortgage guarantee has been approved by the co-owner in writing.

Article 10: Party B's Commitment

Party B hereby commits to Party A as following:

10.1 In such following events, no consent is needed from Party B, the guarantee obligation shall continue to be carried out:

    A. Party A and Party B make an amendment to the Main Contract, the Party B's guarantee obligation remains unchanged;

    B. Party A transfers the creditor's right and the mortgage right to a third party.

10.2 Without a written consent from the Party A, Party B shall not provide any mortgage, pledge, or lease, transfer, donate the pledge to any third party; and shall protect the Pledge from infraction.

10.3 To bear all the expense incurred in signing and performing this contract, including but not limited to, insurance, appraisal, assessment, registration and other expenses.

10.4 Party A's mortgage right incurs or be incurring infraction from any third party, shall inform Party A in time and assistant Party to keep away from such infraction.

10.5 To cooperate with Party A realizing the creditor's right, shall not set any obstacle to limit Party A's realizing actions.

10.6 such following events occurs, inform Party A in time:

    A. changes on articles of association, business scope, registered capital, legal representative, share ownership.

    B. business suspension, dismissing, liquidation, suspended to reform, business license withdrawn or cancelled, or applying for a bankruptcy.

    C. involved or may involve into a material economic dispute, lawsuit, arbitration; or the property and assets sealed, seized, under monitoring by laws.

    D. Party B is a natural person, changes on living address, company working with, contract method.

10.7 To sign the written notice from the Party A in time.

10.8 Any other warranties accompanying with the Main Debt, whether it is provided by debtor or a third party, Party A has the right to determined the payment order, Party B shall commit no defense against it. Party waive, amend or lose other guarantee equities under the Main Contract, the guarantee obligation of Party B shall remain unchanged, without any deduction or exemption.

Article 11: Party A's commitment

Party A commits to Party B as following:

  11.1 Party A shall keep such following items provided by Party B in this contract confidential, except stipulated by laws, documents, financial information and other relevant undisclosed information.

  11.2 The balance that get from disposal of pledge and pays the main debt in the guarantee scope stipulated under the guarantee contract of maximum amount, shall be returned to Party B in time.

Article 12: Breach of faith

  12.1 The contract becomes effectives, both parties shall carry out each obligation under the contract; any party fails/partly fails to do so, shall take the breach responsibility, and provide the compensation to another party.

  12.2 Except the event under the engagement of the contract, any party breaches this contract, another has the right to take any actions pursuant to the laws and regulations of PRC.

Article 13: Effectiveness, Amendment and Termination

  13.1 The Contract shall be effective from the day signed; terminated till the day the main debt is paid up.

  13.2 Any alteration to the Contract shall be carried out in writing under a negotiation between both parties. The altered clauses or agreement shall be the part of the Contract with the same legal effect. The rest part except the altered sections of the Contract remains unchanged legal effect, prior to going effective of the altered sections.

  13.3 Any clause of the Contract becomes invalid or unrealizable, which shall not cause any influence on the other clauses remaining effective and realizable.

  13.4 The alteration or termination of the contract, which shall not have any influence on each party to claim a compensation, or the article about dispute settlement.

Article 14: Dispute Settlement

The signing, effect, explanation, carrying out and dispute settlement of the Contract are applied for laws of People's Republic Country of China. Any dispute or issue related to the Contract shall be resolved by a negotiation between both parties; otherwise, the option B shall be selected:

A.  Submit arising dispute to the arbitration associate of _________, following the current Arbitration Regulations when the dispute is submitted, the arbitration shall take place in _________(address). The Arbitration award shall be regarded as the final settlement and both parties shall abide by it.

B.  Go to court locating where the Party A located in.

Article 15: Other Provision

  15.1 Without a consent in writing from Party A, Party B shall not transfer total or part rights or obligations of the Contract.

  15.2 Party A fails to carry out or partly carry out or delays to carry out any right under the Contract, which shall not be regarded as waiving the right or waiving/altering other rights, without any influence on carrying out the right or any other right.

  15.3 Pursuant to relevant laws, regulations or other rules under certain regulation documents or requirement of Financial Supervision Authority, party A may provide the information or other relevant information that related to the Contract to the Basic Database of Credit Information of Bank of China or other database set up by laws, such above data may be accessible to qualified organizations and Persons to check up. Also the Party A shall check up the Party B's information in above database to preparing the Contract.

  15.4 This contract is made out in 3 duplicates, each for both parties, 1 for registration authority.

Articles 16: Other Matter Accept by Both Parties

16.1 ____________________________________________

12.2 ____________________________________________

Attachment: Pledge list.

Party A :	Industrial and Commercial Bank of China

Yishui Branch(sealed)

Authorized Representative:                                        WANG QINGLIN (signed)

Party B :	Shandong Longkong Travel Development Co., Ltd (sealed)

Corporate Representative/Authorized proxy:
ZHANG SHANJIU(sealed)

  Date: 05-7-2009

Under the Mortgage contract No.: 2009 Yishui DI-0030

Pledge List

Name of pledge	Warrant or certificate	Location	status	Evaluation ( Yuan)	Other
Land Use right	Yi Guo Yung (2006) Di 175 Ho Certificate of National Land Use Right	Yishui County, Yao Dianzi village		3, 883,400.00

Mortgagor:       Shandong Longkong Travel Development Co., Ltd
        (official sealed；and private sealed by Zhang shanjiu

Mortgagee: Industrial & commercial Bank of China Yishui Branch
(official Sealed; and private sealed)
                          /s/ Wang Qinglin
Co-owner:  __________________________________________